UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LENDWAY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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.

5000 West 36th Street, Suite 220, Minneapolis, MN 55416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 16, 2024

To the Stockholders of Lendway, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lendway, Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, July 16, 2024, at 9:00 a.m., Central Time, at 5000 West 36th Street, Minneapolis, Minnesota for the following purposes:

1.	To elect six nominees named in our proxy statement to serve as directors;

2.	To approve, by a non-binding vote, the Company’s executive compensation (the “Say on Pay Proposal”);

3.	To ratify the appointment of Boulay PLLP as the independent registered public accounting firm for the year ending December 31, 2024;

and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has set the close of business on May 20, 2024 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting.

All Stockholders are eligible to attend the meeting in person. However, to ensure your representation at the meeting and your safety, you are urged to vote by Internet, by telephone, or if the proxy materials were mailed to you, by completing, signing and mailing the enclosed proxy card.

By Order of the Board of Directors

Randy Uglem President and Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on July 16, 2024:

The Proxy Statement and the Annual Report are available free of charge at: https://materials.proxyvote.com/45765Y

PROXY STATEMENT

FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting of Stockholders

July 16, 2024

___________________________________________________

PROXY STATEMENT

___________________________________________________

GENERAL INFORMATION

This proxy statement is furnished to the Stockholders of Lendway, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 16, 2024 at 9:00 a.m., Central Time, at 5000 West 36th Street, Minneapolis, Minnesota, and at any adjournment of the meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our Annual Report for the fiscal year ended December 31, 2023 and any amendments or updates to these documents. A Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) will be mailed to stockholders on or about June 3, 2024. The Notice of Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet, by telephone or by mail.

What is the purpose of the Annual Meeting and what are the Board’s recommendations?

At our Annual Meeting, Stockholders will vote on the following items of business:

Item of Business		Board Recommendation	Additional Detail
1.	Election of six directors	FOR each nominee	Page 9
2.	Approval, on an advisory basis, of the Say on Pay Proposal	FOR	Page 16
3.	Ratification of Independent Registered Public Accounting Firm	FOR	Page 17

If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

Who is entitled to vote at the meeting?

As of the record date, May 20, 2024, there were 1,769,599 shares of common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting. Pursuant to the Company’s Articles of Incorporation, each outstanding share of common stock is entitled to one vote. Only Stockholders of record at the close of business on the record date, are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement thereof. See “How many shares must be present to hold the meeting?” below for a discussion of quorum.

Due to space constraints and compliance with applicable laws and regulations, attendance will be limited to Stockholders only. Admission to the premises for the Annual Meeting will be on a first-come, first-served basis. A valid government-issued picture identification and proof of stock ownership as of the record date may be required in order to attend the meeting. If you hold shares of our common stock through a broker, bank, trust or other nominee, you must present a copy of a statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a Stockholder or to vote in person, you must present a legal proxy. Cameras, recording devices and other electronic devices will not be permitted.

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What is the difference between a “Stockholder of record” and a Stockholder who holds stock in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, a “Stockholder of record” (also known as a “registered Stockholder”). The proxy materials will be sent directly to you by us or our representative.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, your shares are said to be held in “street name” and you are considered the beneficial owner of the shares. Technically, the bank or broker is the Stockholder of record with respect to those shares. In this case, the proxy materials will be forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker will collect the voting instructions from all their respective customers who hold our shares, including you, and then submits those votes to us.

How do I vote my shares?

If you are a Stockholder of record, you can submit a proxy to be voted at the meeting in the following ways:

Vote by Internet: To vote over the internet, go to www.proxyvote.com. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card that was mailed to you and follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote by Telephone: To vote over the telephone, call the toll-free number on the Notice of Internet Availability that was mailed to you. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card and then follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote by Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign, date and return the proxy card in the postage-paid envelope provided. To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. You may also request a paper or email copy of the documents by calling 1-800-579-1639 or email your request to: sendmaterial@proxyvote.com.

Vote in Person: You can vote in person at the meeting.

If you are a Stockholder who holds our stock in street name, you must vote your shares using the method provided by your broker, bank, trust or other designee, which is similar to the voting procedure for Stockholders of record outlined above. You will receive a voting instruction form (not a proxy card) to use to direct your broker, bank, trust or other designee how to vote your shares. If you choose to vote your shares in person at the meeting, you must request a “legal proxy” and present it at the meeting.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the Stockholder. If no direction is made, signed proxies received from Stockholders will be voted in accordance with the Board’s recommendations.

How many shares must be present to hold the meeting?

Under Delaware law and our Bylaws, a majority of the voting power of the shares entitled to vote at the Annual Meeting represent a quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present. To calculate whether a quorum is present, the total number of shares present and entitled to vote at the meeting will be divided by the total number of shares outstanding and authorized to vote under the Company’s Articles of Incorporation.

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How many votes are required to approve the proposals?

The following sets forth the votes that are required to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal		Vote Required	Impact of Abstentions, Broker Non-Votes, if any
1.	Election of six directors	Affirmative vote of the holders of a plurality of the shares present and entitled to vote. Nominees receiving the most FOR votes will be elected.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.
2.	Approval, on an advisory basis, of the Say on Pay Proposal	Majority Vote(a)	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.
3.	Ratification of Independent Registered Public Accounting Firm	Majority Vote(a)	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

What is the effect of not voting or not instructing my bank or broker how to vote my shares?

If you are a Stockholder of record, and you do not cast your vote, no votes will be cast on your behalf on any proposals at the Annual Meeting.

If you hold your shares in street name, your bank or broker cannot vote your shares with respect to the election of directors (Proposal 1) and the advisory vote to approve executive compensation (Proposal 2). Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf on those proposals (a “Broker Non-vote”). Your bank or broker may exercise discretion and vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal 3). We strongly encourage you to return your voting instruction form and exercise your full voting rights. See “How do I vote my shares?” above for a discussion of how Interested Shares should be voted.

Who pays for the cost of proxy preparation and solicitation?

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors and officers of the Company may also solicit in person, by telephone or by mail.

(a)

“Majority Vote” means the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are conducted under the direction of the Board in accordance with the Company’s Articles of Incorporation and Bylaws, the Delaware Business Corporations Act, federal securities laws and regulations, applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), Board committee charters and the Company’s Code of Ethics. Members of the Board are informed of the Company’s business through discussions with management, by reviewing Board meeting materials provided to them and by participating in meetings of the Board and its committees, among other activities. Our corporate governance practices are summarized below.

Election to the Board of Directors

All of the Company’s directors are elected annually. Our Bylaws provide that the Board shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time. Pursuant to the recommendation of its Governance, Compensation and Nominating Committee (the “GCN Committee”), the Board has set the size of the Board to be elected at the Annual Meeting at six.

Majority Independent Board

The Nasdaq rules require that a majority of our Board be “independent directors” as that term is defined in the Nasdaq rules. Our Board has determined that each of our non-employee directors, namely Mary Herfurth, Chad Johnson, Mark Jundt, Matthew Kelly, Daniel Philp and Nick Swenson are “independent directors.” The Governance, Compensation and Nominating Committee and the Board considered Mr. Swenson’s inclusion in the Shareholder Group, Mr. Jundt’s employment with Air T, Inc., and Mr. Philp’s role as an independent contractor to Air T, Inc. in reaching the conclusion that each is an independent director.

Meetings of the Board of Directors and DirectorAttendance

The Board held eleven meetings during 2023. Each director attended more than 75% of all meetings of the Board and committees of the Board on which he or she served. Although the Board does not have a policy regarding attendance at the Company’s annual meetings of Stockholders, then-serving directors, Mr. Berning, Ms. Glancy, Mr. Johnson, Mr. Jundt, Mr. Philp, Mr. Swenson and Mr. Unterseher attended the annual meeting of Stockholders held in 2023. Directors are expected to attend substantially all the meetings of the Board and the committees on which they serve, as well as the annual meeting of Stockholders, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Committees of the Board of Directors

The current membership of the Board’s standing committees is set forth in the following table.

Director	Audit	Governance, Compensation and Nominating	Independent Director
Mary H. Herfurth	Chair		✓
Chad B. Johnson	Member		✓
Mark R. Jundt		Member	✓
Matthew R. Kelly	Member		✓
Daniel C. Philp		Member	✓
Nicholas J. Swenson		Chair	✓

Audit Committee

Independence; Qualifications. Each of the members of the Audit Committee is an “independent director” as that term is defined by the Nasdaq rules and “independent” as that term is defined by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Ms. Herfurth has acquired the attributes necessary to qualify her as an “audit committee financial expert,” as that term is defined by the rules of the SEC. The determination for Ms. Herfurth was based primarily on experience analyzing and evaluating financial statements as a bank regulator and an evaluator of credit from both bank and non-bank lending in previous positions with The Office of the Comptroller of the Currency, Interface Financial Group, GMAC-RESCAP and Fingerhut.

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Duties and Responsibilities. The Audit Committee provides independent objective oversight of the Company’s financial reporting system. As part of its responsibilities, the committee reviews and evaluates significant matters relating to the annual audit and the internal controls of the Company and communicates its analysis with management, reviews the scope and results of annual independent audits by, and the recommendations of, the Company’s independent auditors, reviews the independent auditor’s qualifications and independence and approves additional services to be provided by the auditors. The committee is solely responsible for appointing, setting the compensation of and evaluating the independent auditors.

In addition, the committee: (i) meets separately with management and the independent auditors on a periodic basis; (ii) receives the independent auditors’ report on all critical accounting policies and practices and other written communications; (iii) reviews management’s statements concerning its assessment of the effectiveness of internal controls and the independent auditors’ report on such statements, as applicable; and (iv) reviews and discusses with management and the independent auditors the Company’s interim and annual financial statements and disclosures (including Management’s Discussion and Analysis) in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the results of the quarterly financial reviews and the annual audit. The committee has direct access to the Company’s independent auditors. The committee also reviews and approves all related-party transactions.

The foregoing is a general summary of the Audit Committee’s duties and activities. The Audit Committee operates pursuant to a written charter, which is available on the Governance section of the Company’s website at www.lendway.com. This charter further describes the role of the committee in overseeing the Company’s financial reporting process. References to the Company’s website are for informational purposes and are not intended to, and do not, incorporate information found on the website into this proxy statement.

Committee Meetings. The Audit Committee held five meetings during 2023. In addition to fulfillment of the Audit Committee’s regular duties and responsibilities, these meetings were designed to facilitate and encourage private communication between the committee and the Company’s independent auditors. Please refer to the Report of the Audit Committee appearing later in this proxy statement.

Governance, Compensation and Nominating Committee

Independence. Each of the members of the GCN Committee are “independent directors” as that term is defined by the Nasdaq rules, including the independence criteria specific to compensation committee members, and “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Duties and Responsibilities. The GCN Committee operates pursuant to a written charter, which is available on the Governance section of the Company’s website at www.lendway.com. The committee’s main duties, as described in its charter, are: (i) to nominate a slate of directors to be considered for election at the Company’s annual meeting of Stockholders, (ii) to review, approve and recommend for Board ratification of annual base salary and incentive compensation levels, employment agreements, and benefits of the President and Chief Executive Officer and other key executives; (iii) to review the performance of the President and Chief Executive Officer; (iv) to review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (v) to act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (vi) to consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (vii) to oversee the filing of required compensation-related reports or disclosures in the Company’s SEC reports, proxy statement and other filings. From time to time, the committee consults with the President and Chief Executive Officer on executive compensation matters (other than with respect to their own compensation).

Compensation Consultant. In pursuing its duties, the GCN Committee has the authority to retain and has, from time to time, retained outside compensation consultants to advise it on compensation matters. In setting 2023 compensation, the committee did not retain a compensation consultant. The committee referenced materials prepared by Willis Towers Watson in 2018 for compensation matters.

Nomination and Candidate Evaluation Processes. Stockholders who wish to recommend candidates to the Board or its GCN Committee should submit the names and qualifications of the candidates at least 120 days before the date on which the Company’s proxy statement for the previous year’s annual meeting became available to the Stockholders. Submittals should be in writing and addressed to the committee at the Company’s headquarters. Candidates recommended by Stockholders will be evaluated using the same criteria applicable to other candidates.

In accordance with its committee charter, the GCN Committee typically evaluates candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the committee deems relevant. The committee will consider candidates recommended by the Board, management, Stockholders, and others. The committee is also authorized to retain and pay advisors to assist it in identifying and evaluating candidates.

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Committee Meetings. The GCN Committee held six meetings in 2023.

Board Diversity Matrix (as of May 31, 2024)

The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.

Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
White	1	5

Leadership Structure of the Board of Directors

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company to make such a determination periodically, based on available information. The positions of Chief Executive Officer and Chairman of the Board are not currently held by the same person. Mr. Uglem serves as our President and Chief Executive Officer and Mr. Jundt serves as Chairman of the Board. Under this structure, our President and Chief Executive Officer and other senior management under his supervision are primarily responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the President and Chief Executive Officer and senior management, sets the agenda for meetings of the Board and presides over meetings of the full Board. The Board believes the current leadership structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company’s Stockholders while recognizing the day-to-day management direction of the Company by Mr. Uglem and other senior management.

Board Role in Risk Oversight

The Company faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

The Board is actively involved in overseeing risk management, and it exercises its oversight both through the full Board and through its Audit and GCN Committees. Those committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and its committees receive information used in fulfilling their oversight responsibilities through the Company’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

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Stockholder Communications with the Board

Stockholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board will respond to Stockholder communications when it deems a response to be appropriate.

Anti-Hedging Policy

Each of our directors, officers, other employees and their designees are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities and (ii) otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Notwithstanding the foregoing, portfolio diversification transactions and investments in broad-based index funds is generally permitted. The prohibition applies to securities granted to the covered persons as part of compensation for their service to the Company plus any other Company securities held by them, whether directly or indirectly.

Compensation Recoupment Policy - Adopted November 7, 2023

The Board believes that it is in the best interests of the Company and its stockholders to maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. Accordingly, we adopted a new clawback policy in compliance with Rule 10D-1 of the Securities and Exchange Act of 1934, as amended, the SEC regulations promulgated thereunder, and the Nasdaq rules. Under the policy, the Company is required to recover from covered executive officers on a reasonably prompt basis the amount of any erroneously awarded incentive-based compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy applies to incentive-based compensation received by covered executive officers on or after October 2, 2023.

Compensation of Directors

The following table summarizes the compensation paid to our directors for 2023.

Name	Fees Earned or Paid Cash(a)
Jacob J. Berning(b)	$12,833
Mary H. Herfurth(c)	$9,167
Chad B. Johnson	$17,000
Mark R. Jundt	$19,083
Matthew R. Kelly(c)	$7,083
Daniel C. Philp	$17,000
Nicholas J. Swenson	$19,083
Loren A. Unterseher(d)	$15,667

______________

(a)

Reflects annual board retainer and fees for attending Board, committee and conference call meetings earned during 2023 inclusive of amounts related to the Director Deferred Compensation Plan for Director. As of December 31, 2023, the following directors held shares under the plan: Mr. Berning held 11,751 shares, Ms. Herfurth held 1,878 shares, Mr. Johnson held 7,001 shares, Mr. Kelly held 1,450 shares, Mr. Philp held 2,846 shares, Mr. Swenson held 3,274 shares and Mr. Unterseher held 10,631 shares.

(b)	Mr. Berning ceased service as a director on July 27, 2023.
(c)	Ms. Herfurth and Mr. Kelly were elected to the Board on July 27, 2023.
(d)	Mr. Unterseher ceased service as a director on September 30, 2023.

In 2023, non-employee directors generally were eligible to receive an annual cash retainer of $17,000 per year of service and the Chairman of the Board and each Committee Chair were eligible to receive an additional annual cash retainer of $5,000.

In 2022, Jacob Berning, Chad Johnson and Loren Unterseher, each a non-employee director, received a restricted stock unit grant based on a target grant date fair value of $15,000. These restricted stock grants were made on August 4, 2022 pursuant to the 2018 Plan. Each non-employee director was granted 1,562 restricted stock units, which amount was based on a closing price of $9.60 for a share of the Company’s common stock on the date of grant as reported by The Nasdaq Stock Market. Each restricted stock unit vested and settled in a share of common stock on July 26, 2023.

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Director Deferred Compensation

Mary Herfurth, Chad Johnson, Mark Jundt, Matthew Kelly, Daniel Philp and Nicholas Swenson, each being a non-employee director, are eligible to participate in our director deferred compensation plan (the “Director Deferred Compensation Plan”), which allows a director to make voluntary deferrals of up to 100% of their annual cash retainer and any additional committee chair cash retainer. The Company does not match any contributions to the Director Deferred Compensation Plan. Deferred cash retainer amounts, if any, are deemed to be invested in common stock equivalents having a value equal to the deferred cash retainer amounts based on the fair market value of a share of our common stock on the dates such amount would have otherwise been paid to the participant. Dividends, if any, accrued on such common stock equivalents are deemed to be similarly deferred and credited to the director’s deferred stock account. A participating director will receive a distribution of their deferred stock account, consisting of one share of stock for each common stock equivalent credited to their deferred stock account as of the date of distribution, as soon as practicable following the director’s separation from service as a director of the Company.

Section 5.9 of the Director Deferred Compensation Plan provides that, in the event a “change in control” of the Company occurs, each director will receive a lump sum distribution of cash equal to the value of all common stock equivalents credited to such director’s account as of the immediately preceding quarterly payment date based on the highest “fair market value” during the 30 days immediately preceding the change in control. As defined in the Plan, a “change in control” includes, among other things, a consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets subject to certain exceptions. However, the Board waived applicability of Section 5.9 of the Plan with respect to the completion of the sale of our legacy in-store marketing business. Accordingly, the Director Deferred Compensation Plan has remained in place under its current terms and conditions.

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PROPOSAL ONE –

ELECTION OF DIRECTORS

Nominations

The Board believes it is important that the Board be composed of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be well-positioned to fulfill its responsibilities to see that the Company is governed in a manner consistent with the interests of the Stockholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

Composition

In determining the nominees for election to serve as directors of the Company, the Board first determined that the Board would consist of six members as of the Annual Meeting. The Board, in conjunction with its GCN Committee, then considered the qualifications and experience and any other desirable skills, experience or knowledge. The Board, upon recommendation by its GCN Committee, then approved a slate of directors to be nominated for election at the Annual Meeting.

When identifying and evaluating candidates for director nominees, the Board and its applicable committee (if any) historically consider the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the committee from time to time including qualifications reflecting the individual’s integrity, reputation, education, experience, industry knowledge, leadership qualities and independence. The Board seeks independent directors who have experience relevant to the Company’s business and strategic objectives; specifically, the Board historically has sought experience in retailing and the consumer-packaged goods industry and recently seeks experience in specialty finance and lending. The Board maintains a detailed set of criteria aligned with these objectives and has historically evaluated potential candidates against these criteria. The Board and its applicable committee (if any) also consider diversity in a broad sense when evaluating a director nominee, taking into account various factors, including but not limited to, differences of viewpoint, professional experience, education, skill, race, gender and national origin, but does not have a formal policy regarding diversity of Board members.

Director Nominees

All directors of the Company hold office until the next annual meeting of the Stockholders or until their successors have been elected and qualified. Our Bylaws provide that the Board shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time.

The Board has nominated six current directors as named below for election at the Annual Meeting. If elected, each will serve for a term of one year, or until their successors are elected and qualified, subject to their prior death, resignation, retirement or removal from office. Should one or more of these nominees become unavailable to accept nomination or election as a director (which is not anticipated), the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, or the Board may reduce the number of directors to be elected. Unless otherwise instructed by the Stockholder, proxy holders will vote all proxies received for each of the nominees.

The specific qualifications of each nominee and current director, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led to a conclusion that he or she should serve as a director of the Company, are set forth below. Mr. Jundt and Mr. Philp, who were appointed to the Board in November 2022, and Ms. Herfurth and Mr. Kelly, who were elected in July 2023, were each initially identified as potential director candidates by Mr. Swenson, a director and representative of a significant Stockholder of the Company.

Director & Nominee	Age	Position	Director Since
Mark R. Jundt	44	Director, Chairman of the Board	2022
Mary H. Herfurth	62	Director	2023(a)
Chad B. Johnson	53	Director	2020
Matthew R. Kelly	48	Director	2023(a)
Daniel C. Philp	39	Director	2022
Nicholas J. Swenson	55	Director	2021(b)

__________________

(a)	Ms. Herfurth and Mr. Kelly were elected as directors at the annual meeting of stockholders held in July 2023.
(b)	Mr. Swenson also served as a director of the Company from November 2014 to March 2016.

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Mark R. Jundt has served as General Counsel & Corporate Secretary of Air T, Inc. (Nasdaq: AIRT) since 2018. Prior to that role, Mr. Jundt oversaw the Global Litigation function at CHS Inc., a Fortune 100 grain and energy company. Mr. Jundt has extensive experience in corporate governance, mergers and acquisitions, and litigation. He holds a Bachelor of Business Administration from North Dakota State University and a law degree from Hamline University. Mr. Jundt’s experience as the chief legal officer at a public company provides important insight for our board of directors.

Mary H. Herfurth is the owner of Bank Advantage Consulting, LLC, a position she has held since 2008. She serves on the boards of directors for Grove Bank; Park State Bank; and Park Financial Group, Inc., a holding company for Park State Bank. From 2008 to 2015 she also served as a principal and franchisee of Interface Financial Group. Previously she served as a trading analyst and then product manager at GMAC-RESCAP, credit risk manager at Fingerhut and as a national bank examiner in the Office of the Comptroller of the Currency. Ms. Herfurth holds a Bachelor of Science from St. Cloud State University and an MBA – Finance from the University of Minnesota – Carlson School. Ms. Herfurth’s experience as a bank regulator and an evaluator of credit from both bank and non-bank lending perspectives is valuable and relevant in overseeing financial and accounting functions, our non-bank lending business, and our credit facility and indebtedness following the acquisition of Bloomia B.V.

Chad B. Johnson is a seasoned executive with extensive leadership experience at Fortune 250 companies. With over 20 years of consumer-packaged goods, food, retail, and fresh supply chain and logistics experience. Mr. Johnson has helped drive growth in marketing, new product development, brand expansion and general management roles. Most recently, Mr. Johnson led global marketing teams for two of C.H. Robinson’s five operating divisions, generating new business, and leading teams on five continents. Prior to that role, Mr. Johnson was a Business Unit Director for General Mills Inc., leading businesses in five operating segments. He brings a unique mix of B2B and B2C industry expertise coupled with demonstrated success in new business development. He holds a Bachelor of Arts degree in Economics and Chemistry from St. Olaf College and an MBA from the University of Minnesota. His marketing, general management and business integration experience brings strategic insight to the board of directors as the Company enters a new phase of growth.

Matthew R. Kelly founded and has served as portfolio manager at MRKF Capital, an investment management firm, since May 2020. Previously he was a director and trader at First Eagle Investment Management (formerly THL Credit Inc.) from 2017 to May 2020 and a Vice President and Senior Credit Analyst from 2006 to 2017. He holds a Bachelor of Science from Miami University and an MBA from the University of Wisconsin. Mr. Kelly’s extensive experience as a credit analyst allows him to provide important insight for our board of directors as we seek to grow our business.

Daniel C. Philp has served as Senior Vice President of Corporate Development at Air T, Inc. (Nasdaq: AIRT) since 2014. In this role Mr. Philp oversees the investigation of new business lines, acquisition targets and other strategic initiatives for Air T. Prior to that role, Mr. Philp worked as an Event Driven/Special Situations investment analyst/trader for Whitebox Advisors, where he was responsible for generating and evaluating non-market correlated investment opportunities as well as structured convertible PIPE (Private Issuance of Public Equity) transactions. Mr. Philp holds a BA from St. John’s University. Mr. Philp’s experience with developing and executing transactions provides important insight, especially as we continue to explore strategic options.

Nicholas J. Swenson has served as President and Chief Executive Officer of Air T, Inc. (Nasdaq:AIRT) since 2014, having previously served in those roles on an interim basis since 2013. Mr. Swenson is also the managing member of AO Partners, LLC, which is the general partner of AO Partners I, L.P. Mr. Swenson has served on the boards of directors of Air T, Inc. since 2013, Pro-Dex, Inc. since 2012 and Delphax Technologies Inc. since 2015. Mr. Swenson previously served as a portfolio manager and partner of Whitebox Advisers, LLC; as a distressed debt analyst at Varde Partners; and as a financial institutions investment banker at Piper Jaffray, Inc. He has a BA in History from Middlebury College and an MBA from the University of Chicago. Mr. Swenson’s experience in general management and capital allocation are relevant to the Company.

Required Vote

Directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” EACH OF THE SIX NOMINEES.

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EXECUTIVE COMPENSATION

Executive Officers

The following individuals were our current executive officers as of the date of this proxy statement:

Name	Age	Position(s)
Randy D. Uglem	46	President and Chief Executive Officer
Elizabeth E. McShane(a)	46	Chief Financial Officer, Treasurer and Secretary
Werner F. Jansen	33	Chief Executive Officer of Bloomia B.V.

(a)	Ms. McShane was appointed to serve as Chief Financial Officer, Treasurer and Secretary effective May 20, 2024.

Summary Compensation Table

The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by or paid to all individuals who served as our principal executive officer during the fiscal year ended December 31, 2023, the sole individual who was serving as an executive officer (other than principal executive officer) as of the end of 2023, plus the sole individual who served as an executive officer during 2023 (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2023 and 2022.

Name and Position	Year	Salary(a)	Bonus(b)	Non-Equity Incentive Plan Compensation	All Other Compensation(c)		Total
Randy D. Uglem(d)	2023	$146,923	$67,500		$2,204		$216,627
President and Chief Executive Officer

Zackery A. Weber(e)	2023	$160,000	$120,500		$4,298		$284,798
Former Vice President of Finance	2022	$158,558	$55,000	$54,546	$3,203		$271,307

Kristine A. Glancy(f)	2023	$216,990	$257,402		$930,875	(g)	$1,405,267
Former President, Chief Executive Officer and Secretary	2022	$314,600	$200,000	$178,752	$4,575		$697,927

Adam D. May(h)	2023	$134,739	$195,000		$175,830	(i)	$505,569
Former Chief Growth Officer	2022	$220,000	$165,000	$147,502	$14,655	(i)	$547,157

___________________

(a)	Actual amounts paid, based on the number of payroll periods during the applicable fiscal year.
(b)	Amount shown represents retention bonus payouts approved by GCN Committee, as discussed below.
(c)	Amounts shown represent employer 401(k) contribution match.
(d)	Mr. Uglem’s employment with the Company started on March 31, 2023.
(e)	Mr. Weber departed all positions with the Company on June 3, 2024.
(f)	Ms. Glancy departed all positions with the Company on August 31, 2023.
(g)	Includes $296,725 severance and $629,200 additional payment in connection with her departure pursuant to a change in control agreement.
(h)	Mr. May departed all positions with the Company on August 3, 2023.
(i)	Includes $165,000 severance and an annual car allowance.

Fiscal 2023 Executive Compensation

The principal components of compensation for the Named Executive Officers were: (i) base salary; (ii) non-equity incentive compensation in the form of an annual cash bonus, and (iii) retention bonus arrangements. These components of compensation are summarized below, followed by a description of each Named Executive Officer’s individual agreements with the Company and the compensation received thereunder.

Base Salaries

Base salaries for each of our Named Executive Officers were initially established based on arm’s-length negotiations with the applicable executive. The GCN Committee reviews each executive officer’s salary at least annually. When negotiating or reviewing base salaries, the committee considers market competitiveness based on the experience of its members, the executive’s expected future contributions to our success and the relative salaries and responsibilities of our other executives, in addition to any applicable terms of any employment agreement with the executive. During 2023, no changes were made to any Named Executive Officer’s annual base salary.

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Cash Incentive Compensation

Executive Incentive Plan

In December 2022, the Board, as recommended by its Governance, Compensation and Nominating Committee (the “GCN Committee”), approved the 2023 Executive Cash Incentive Plan (the “2023 Cash Plan”). Members of the Company’s senior management, including all three of the Company’s executive officers, Ms. Glancy, Mr. May, and Mr. Weber participated in the 2023 Cash Plan.

The 2023 Cash Plan provided that Ms. Glancy, Mr. May and Mr. Weber were eligible to receive a potential payout based solely on the Company’s performance against target operating income/loss, inclusive of all compensation expenses, excluding expenses specific to any actions taken in review of strategic alternatives, expense/income coming from changes in the Company’s share price, and adjustments to sales tax. The total target cash payments under the 2023 Cash Plan for Ms. Glancy were equal to 50% of her base salary and the potential payouts, if any, ranged from a threshold of 5% to a maximum of 75% her base salary. The total target cash payments under the 2023 Cash Plan for Mr. May were equal to 59% of his base salary and the potential payouts, if any, ranged from a threshold of 6% to a maximum of 89% his base salary. The total target cash payments under the 2023 Cash Plan for Mr. Weber were equal to 30% of his base salary and the potential payouts, if any, ranged from a threshold of 3% to a maximum of 45% his base salary. All bonus calculations under the 2023 Cash Plan were subject to review and final approval by the GCN Committee prior to payment.

For 2023, the GCN Committee established a target operating income excluding expenses specific to any actions taken in review of strategic alternatives, expense/income coming from changes in the Company’s share price, and adjustments to sales tax, and approved the following schedule of potential payments under the Executive Incentive Plan:

Pre-Bonus Income Level	Operating Income (Loss)	Percent of Target Variable Compensation
<($2,487,573)	<($2,542,415)	0%
($2,487,574) – ($1,445,582)	($2,542,416) – ($1,993,999)	10% – 99.99%
($1,445,583) – $1,109,621	($1,994,000) – $286,995	100% – 149.99%
≥ $1,109,622	≥ $286,996	150%

Due to the August sale of the In-Store Marketing Business and year-to-date operating results that were on pace to exceed the Executive Incentive Plan the GCN Committee approved payments equal to 50% achievement of the Executive Incentive Plan, representing payments of $78,650 to Ms. Glancy, $65,000 to Mr. May, and $24,000 Mr. Weber. Additionally for employees hired by TIMIBO, LLC (the “Buyer”) the Company funded an escrow equal to the remaining 50% of the Executive Incentive Plan, to earn the escrowed bonus impacted employees had to remain employed by the Buyer through December 31, 2023.  Mr. May was employed by, and remained employed at December 31, 2023 by the Buyer resulting in an additional bonus payment of $65,000.

Based on an actual operating income of $2,414,000 for 2023, as reported in Part II, Item 8, of the Original Filing the GCN Committee approved and awarded a payment of $48,000 to Mr. Weber, for a total award, inclusive of the $24,000 awarded with the sale of the In-Store Marketing Business, representing 150% of his target variable compensation.

CEO Bonus Arrangement

Mr. Uglem’s bonus arrangement for 2023 provided that he was eligible to receive a potential payout based on achievement of performance targets established by the Board and prorated based on the period of his employment with the Company.  Mr. Uglem’s total cash payments under his bonus arrangement were equal to 45% of his base salary and the potential payouts, if any ranged from a threshold of 0% to a maximum 45%.  For 2023 the Board determined Mr. Uglem satisfied all performance targets in full and awarded him a pro-rated payment of $67,500.

Retention Bonus Arrangements

In January 2023, the GCN Committee approved retention bonus opportunities for certain key employees, including Mr. May and Mr. Weber, with potential payouts of $130,000 and $48,000, respectively. The bonuses were conditioned upon being continuously employed by the Company through December 31, 2023. If their employment with the Company had ended as a result of Change in Control (as defined in the 2018 Plan) prior to December 31, 2023, the bonuses would be paid out in full. These 2023 retention bonuses were paid in full in 2023 as a result of the sale of the In-Store Marketing Business. The retention bonuses approved in January 2023 were awarded to encourage certain key employees to maintain employment through the Company’s strategic alternatives processes that was completed in August 2023.

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Effective August 4, 2023, the Company entered into a letter agreement with Mr. Weber, amending certain terms of his employment agreement and his existing retention letter agreement from January 2023 to, among other things payout his January retention bonus no later than August 7, 2023; and provide for an additional retention bonus of $150,000. Mr. Weber was eligible to earn the second retention bonus if (1) the Company timely filed its annual report on Form 10-K for the fiscal year ending December 31, 2023 and (2) he remained employed by the Company through at least March 31, 2024 or such later date on which the annual report is timely filed. If the Company had terminated Mr. Weber’s employment without cause before such payment date, then he would have received the second retention bonus payment, subject to his signing and not rescinding a release of claims. The second retention payment was paid in full in April 2024.

Severance and Change in Control Arrangements with Named Executive Officers

The Company is party to employment agreements with Mr. Uglem and Mr. Weber.

Each employment agreement provides that the employee will receive an established annual base salary, subject to increase from time to time, target incentive compensation awards, and participation in customary benefit plans and programs. In addition, in the event of the employee’s involuntary termination without cause or voluntary termination with good reason, provided that the employee signs a release and agrees to post-termination restrictive covenants, he will be eligible to receive accrued and unpaid compensation as well as the following severance pay and benefits: (1) the annual incentive compensation they would have been entitled to receive for the year in which their termination occurs as if they had continued until the end of that fiscal year, determined based on the Company’s actual performance for that year relative to any applicable performance goals, prorated for the number of days in the fiscal year through the termination date and generally payable in a cash lump sum at the time such incentive awards are payable to other participants; (2) a percentage ( 50% for Mr. Uglem and Mr. Weber) of their annual base salary as in effect at the time of termination, payable in a single lump sum payment no later than 60 days following the termination date; and (3) welfare benefit continuation for six months for Mr. Uglem and for three months for Mr. Weber following termination. In the event of death, disability, involuntary termination for cause or voluntary termination without good reason, each will be entitled to accrued and unpaid compensation as provided in the Employment Agreement.

“Cause” is defined in each Employment Agreement as (a) the deliberate and continued failure to substantially perform the duties and responsibilities; (b) the criminal felony conviction of, or a plea of guilty or nolo contendere; (c) the material violation of Company policy; (d) the act of fraud or dishonesty resulting or intended to result in personal enrichment at the expense of the Company; (e) the gross misconduct in performance of duties that results in material economic harm to the Company; or (f) the material breach of the Employment Agreement by the employee.

Both of the employment agreements define “good reason” to include demotion, reduction in salary or benefits, and certain other events.

Mr. May was entitled to severance of $165,000 due to his termination from the Company per the terms of his employment and change in control agreements.

Ms. Glancy was entitled to and received severance of $925,925 due to her termination from the Company per the terms of her employment and change in control agreements.

Recent developments

On June 3, 2024, Zackery A. Weber, then- current Vice President of Finance and principal financial and accounting officer, resigned from all positions with the Company, citing “good reason.” The Company previously agreed to extend the period during which Mr. Weber could assert “good reason” with respect to the August 2023 sale of our in-store marketing business through April 15, 2024 and had further agreed to extend that period through April 30, 2024 pursuant to a letter agreement dated April 16, 2024. Mr. Weber has expressed his commitment to ensuring a smooth transition of his responsibilities.

Effective May 20, 2024, Elizabeth E. McShane joined the Company as our Chief Financial Officer, Treasurer and Secretary. She assumed the roles of principal financial and accounting officer the following day. Ms. McShane is entitled to an initial base salary of $225,000. For each of our fiscal quarters, beginning with the second quarter of 2024, Ms. McShane will be eligible to earn and receive a discretionary quarterly cash incentive compensation award, with a target quarterly cash incentive compensation award of 35% and a maximum quarterly cash incentive compensation award of 65%, in each case based on the base salary paid to her during that quarter, with no minimum guaranteed quarterly cash incentive amount. The actual amount of any quarterly cash incentive award will be determined by the GCN Committee in its sole discretion. Performance targets for annual or quarterly cash incentive compensation also may be determined by the Board in its discretion. Ms. McShane will also be eligible to participate in our other benefits programs, including awards under our employee stock purchase plan and other equity incentive plans.

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The employment agreement further provides that, if Ms. McShane’s employment is terminated by us for any reason other than “cause” (as defined in the agreement), then, provided that she signs a release and agrees to post-termination restrictive covenants, she will be eligible to receive accrued and unpaid compensation as well as the sum of six months of her annualize base salary as of the date of the termination, less all legally required and authorized deductions and withholdings, payable in substantially equal increments during the six-month period following the termination date. So long as she is employed by us longer than one year, that amount will increase by one month for every full year of service, up to a total of twelve months.

Outstanding Equity Awards at Fiscal Year End.

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2023.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Zackery A. Weber	5/21/2014	1,463	–	$15.54	05/21/2024

Tax and Accounting Considerations

Section 409A of the Internal Revenue Code also affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee's income, as well as certain penalties and interest.

PAY VERSUS PERFORMANCE

The following table sets forth additional compensation information of our CEOs and our other NEOs (averaged) along with total stockholder return, and net income (loss) performance results for our fiscal years ended December 31, 2023, 2022, and 2021:

	Summary Compensation Table (SCT) Total for CEO #1(a)	Compensation Actually (CAP) Paid to CEO #1(a)(b)	SCT Total for CEO #2(a)	CAP to CEO #2(a)(b)	Average SCT for Other NEOs(a)	Average CAP to Other NEOs(a)(b)	Value of Initial Fixed $100 Investment Based on: Total Stockholder Return(c)	Net Income (Loss) (in thousands)
2023	$216,627	$216,627	$1,405,267	$1,405,267	$395,183	$395,183	$59.03	$2,414
2022	NA	NA	$697,927	$625,205	$409,232	$391,079	$33.84	$10,046
2021	NA	NA	$318,950	$579,721	$220,131	$288,491	$392.57	$(3,534)

__________________________

(a)	Our NEOs were:

	CEO #1	CEO #2	Other NEOs
2023	Randy D. Uglem(1)	Kristine A. Glancy(2)	Adam D. May, Zackery A. Weber
2022	NA	Kristine A. Glancy	Adam D. May, Zackery A. Weber
2021	NA	Kristine A. Glancy	Adam D. May, Zackery A. Weber

(1)	Mr. Uglem’s employment with the Company started on March 31, 2023, and he became President and CEO on August 4, 2023.
(2)	Ms. Glancy’s employment with the Company ended on August 31, 2023.

(b)

SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made. SCT and CAP were equal in 2023 for all NEOs because no equity awards were granted and no awards vested during the year and there were no unvested awards as of December 31, 2023; therefore, no adjustment from the SCT total related to stock and option awards was made.

(c)

Total stockholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of 2020) through and including the end of the fiscal year for each year reported in the table.

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Relationship Between Pay and Performance

The charts shown below present a graphical comparison of CAP to our CEOs and the average CAP to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total stockholder return (TSR) and net income (loss).

CAP vs. Company TSR

(1)	Total stockholder return in the above chart reflects the cumulative return of $100.00 as if invested on December 31, 2020, including reinvestment of any dividends.

CAP vs. Net Income (Loss)

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PROPOSAL TWO –

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(“SAY ON PAY” PROPOSAL)

At the annual meeting held in 2023, Stockholders voted to continue to cast advisory, non-binding votes on executive compensation on an annual basis. Accordingly, we are requesting this non-binding advisory vote on the executive compensation paid to our Named Executive Officers. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the vote of the Stockholders on this resolution is a “non-binding” advisory vote. The purpose of the vote is for the Stockholders to give their opinion to the Board on the Company’s executive compensation.

Our executive compensation received substantial Stockholder support and was approved, on an advisory basis, by approximately 95.7% of the votes cast “for” or “against” the corresponding proposal at the annual meeting of Stockholders held in 2023. The non-employee directors, based on the recommendation of the GCN Committee, believe that this vote reflected our Stockholders’ support of the compensation decisions made by the GCN Committee, for our named executive officers for 2023.

Compensation Philosophy and Compensation of our Named Executive Officers

Our discussion of the authority and processes of the GCN Committee in this proxy statement explains the responsibilities of the applicable committee of the Board. The narrative disclosure of our Executive Compensation, above provides information concerning the compensation philosophy, plans and policies under which we paid the Named Executive Officers for 2023. As set forth in the Summary Compensation Table above and the narrative disclosure of 2023 Executive Compensation that follows that table, our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our Stockholders.

Given the pay-for-performance structure of our executive compensation program, the non-employee directors and the GCN Committee believe that the compensation of our Named Executive Officers is reasonable and appropriate and justified by the performance of the Company in a challenging environment.

Form of Resolution

The Stockholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

RESOLVED, that the holders of the Company’s common stock approve the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and other related tables and narrative disclosure.

Required Vote; Effect of Proposal

This proposal is an advisory, non-binding vote, and will be deemed approved if approved by a Majority Vote. The approval or disapproval of this proposal by Stockholder vote will not require the Board or its GCN Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any Stockholder disapproval remains with the Board and the applicable committee.

Notwithstanding the foregoing, the Board values the opinions of our Stockholders as expressed through their votes and other communications. Although this proposal is non-binding, the Board and its GCN Committee will carefully consider the outcome of the advisory vote on executive compensation and Stockholder opinions received from other communications when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

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PROPOSAL THREE –

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Boulay PLLP (“Boulay”) as our independent registered public accounting firm for the year ending December 31, 2024. Although we are not required to do so, the Board is submitting the appointment of Boulay for ratification in order to ascertain the views of our Stockholders on this appointment. If the appointment is not ratified by the Stockholders, the Audit Committee will reconsider its selection. Boulay has been the Company’s auditor since November 2023. A representative of Boulay is expected to be present at the Annual Meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our Stockholders.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of our common stock of the entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If Stockholder approval is not obtained, then the Audit Committee would reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” RATIFICATION OF THE APPOINTMENT OF BOULAY AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2024.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees for services rendered by Boulay and Baker Tilly for the years ended December 31, 2023 and 2022, respectively.

	2023	2022
Audit Fees(1)	$58,200	$168,000
Total	$58,200	$168,000

____________________

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly financial statements.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the fees paid in 2023 and 2022 were pre-approved by the Company’s Audit Committee.

Former Independent Registered Public Accounting Firm

As of November 20, 2023, our Audit Committee approved the dismissal of Baker Tilly as the Company’s independent registered public accounting firm, effective immediately.

The reports of Baker Tilly on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through September 30, 2023, (i) there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference, in connection with its opinion, to the subject matter of such disagreements and (ii) there was no “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

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New Independent Registered Public Accounting Firm

On November 20, 2023, the Audit Committee approved the appointment of Boulay as the Company’s independent registered public accounting firm to perform independent audit services, including the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and December 31, 2021 and in the subsequent interim period through September 30, 2023, neither the Company nor anyone on its behalf consulted with Boulay regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Boulay concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

AUDIT COMMITTEE REPORT

The Audit Committee provides independent and objective oversight of our financial reporting. Management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States.

In performing its functions, the Audit Committee:

•	Met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their audit and their evaluation of the Company’s internal controls;

•	Reviewed and discussed with management and with the Company’s independent registered public accounting firm the audited financial statements included in our Annual Report;

•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Oversight Board and the SEC; and

•	Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the audit committee concerning independence and discussed with representatives of such firm its independence from management and the Company.

Based on the foregoing and the Audit Committee’s review of the representations of management and the report of such firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee Members:

Mary H. Herfurth, Chair	Chad B. Johnson	Matthew R. Kelly

The preceding Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

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EQUITY COMPENSATION PLAN INFORMATION

The following table presents certain information regarding our equity compensation plans, the 2013 Omnibus Stock and Incentive Plan (the “2013 Plan”), the 2018 Plan and our Employee Stock Purchase Plan, as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,463	(1)	$15.54	125,620	(2)
Equity compensation plans not approved by security holders	–		–	–
Total	1,463		$15.54	125,620

_________________________

(1)	Includes 1,463 awards under the 2013 Plan. There are no awards outstanding under the 2018 Plan.
(2)

Includes 22,945 shares available for issuance under our Employee Stock Purchase Plan and 102,675 shares available for issuance pursuant to future awards under the 2018 Plan. The Company maintains the Employee Stock Purchase Plan, pursuant to which eligible employees, including named executive officers, can contribute up to ten percent of their base pay per year to purchase shares of Common Stock. The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of common stock as of May 20, 2024, by: (i) persons known to the Company to hold 5% or more of such stock; (ii) each of the directors of the Company; (iii) each of the Named Executive Officers; and (iv) all directors, nominees and current executive officers as a group. The address of each director and executive officer is 5000 West 36th Street, Suite 220, Minneapolis, Minnesota 55416. Beneficial ownership includes shares available for purchase under options and subject to settlement under restricted stock units within 60 days after May 20, 2024. Unless otherwise indicated, each person had sole voting power and sole investment power for all such shares beneficially held.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Shares
Directors and Named Executive Officers
Mary H. Herfurth	–		–
Chad B. Johnson	5,900		*
Mark R. Jundt	–		–
Matthew R. Kelly	–		–
Daniel C. Philp	27,071		–
Nicholas J. Swenson	214,456	(b)	12.3%
Randy D. Uglem	–		–
Zackery A. Weber	9,693	(c)	*
All current directors and executive officers as a group (9 persons)	230,049		13.2%

Significant Stockholders
Air T, Inc., et al. (the “Stockholder Group”)	701,275	(d)	40.2%
5930 Balsom Ridge Road
Denver, NC 28037

__________________________

*	Less than one percent.
(a)

Does not include 1,878; 7,001; 1,450; 2,846 and 3,274 common stock equivalents held by Ms. Herfurth, Mr. Johnson, Mr. Kelly, Mr. Philp, and Mr. Swenson, respectively, under the Lendway Inc. Deferred Compensation Plan for Directors. These common stock equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of May 20, 2024.

(b)

Includes 139,444 shares held indirectly through AO Partners I, L.P. (“AO Partners Fund”); 60,284 shares held indirectly through Groveland Capital LLC (“Groveland Capital”), and 11,428 shares held by Glenhurst Co. (“Glenhurst”). Mr. Swenson is the Managing Member of Groveland Capital and may direct Groveland Capital as to the vote and disposition of the shares it holds. Mr. Swenson is the Managing Member of AO Partners LLC (“AO Partners”), which is the General Partner of AO Partners Fund, and has the power to direct the affairs of AO Partners Fund, including the voting and disposition of shares held in the name of AO Partners Fund. Mr. Swenson is the sole owner of Glenhurst, and he has the power to direct the affairs of Glenhurst, including the voting and disposition of shares held by Glenhurst.

(c)	Includes 1,463 shares subject to options, which expire on May 21, 2024.
(d)

Includes all shares reported as beneficially owned by Mr. Swenson above. Remaining shares based on Amendment No. 16 to Schedule 13D filed with the SEC on October 15, 2021 by Air T, Inc., Groveland Capital, AO Partners Fund, AO Partners, Glenhurst, and Mr. Swenson, reporting ownership as of October 14, 2021. Mr. Swenson is the Chief Executive Officer and a director of Air T, Inc., which reported having sole dispositive and voting power over 486,8192 shares and disclaims beneficial ownership of the securities held by Groveland, AO Partners Fund, AO Partners, Glenhurst and Mr. Swenson. Mr. Swenson disclaims beneficial ownership of the securities held by Air T, Inc. Shares, if any, held by the Stockholder Group as of the record date for the Annual Meeting in excess of the limitations established by the Minnesota Control Share Acquisition Act, Section 302A.671 of the Minnesota Statutes, may be subject to voting restrictions.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which our Company has been a party and in which the amount involved exceeded $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 10% of our capital stock had or will have a direct or indirect material interest, other than the compensation arrangements that are described under the heading “Executive Compensation” above. Except as disclosed below, there were no other such transactions and we do not have any currently proposed transaction or series of similar transactions.

Cooperation Agreement

The Company is party to a cooperation agreement (the “Cooperation Agreement”) with a group of shareholders consisting of Mr. Swenson, Air T, Inc., Groveland Capital LLC, AO Partners I, L.P., AO Partners LLC, and Glenhurst Co. (the “Shareholder Group”) dated October 11, 2021. On the same date, the Shareholder Group beneficially owned approximately 39.6% of the Company’s outstanding common stock. Pursuant to the Agreement, the Board increased its size to five and elected Mr. Swenson to fill the resulting vacancy, effective as of the same date. Subject to the Shareholder Group continuing to beneficially own at least 10% of the Company’s outstanding common stock, during the Standstill Period (defined below) the Shareholder Group (i) has the right to name a replacement if Mr. Swenson ceases to serve as a member of the Board (together with Mr. Swenson, the “Air T Nominee”) and (ii) must approve any person identified by the Board or its Governance, Compensation and Nominating Committee to fill the first vacancy created by the departure of any other current director. The Company also agreed to include the Air T Nominee with its director nominees for election at the Annual Meeting. The Shareholder Group has agreed to, among other things, ensure all shares beneficially owned are present and voted at the Annual Meeting in favor of the Company’s director nominees and to abide by customary standstill provisions through the conclusion of the Annual Meeting (the “Standstill Period”).

Bridge Loan

As previously disclosed, our acquisition of Bloomia B.V. (“Bloomia”) in February 2024 through our subsidiary, Tulp 24.1, LLC (the “U.S. Subsidiary”), was funded in part by $12.1 million cash proceeds pursuant to a bridge loan agreement, dated February 22, 2024 (the “Bridge Loan Agreement”), of which approximately $400,000 was provided by Mr. Jansen, who became an executive officer of the Company in connection with the closing of the acquisition. Interest will accrue and become payable annually on the outstanding balance under the Bridge Loan Agreement, starting at 8% for the first year and increasing 2% upon each of the four anniversaries thereafter. The Company has provided an unsecured guaranty of the obligations of the U.S. Subsidiary under the bridge loan. No interest had been paid under the Bridge Loan Agreement through March 31, 2024. The text of the Bridge Loan Agreement was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on February 26, 2024.

U.S. Subsidiary Ownership

On February 22, 2024, the U.S. Subsidiary adopted an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) among the U.S. Subsidiary, the Company, as the majority member (81.4% ownership interest), and Mr. Jansen, as the sole minority member (18.6% ownership interest). The LLC Agreement provides that the Company is the managing member of the U.S. Subsidiary and holds full and complete discretion to manage and control its business and affairs. The LLC Agreement does not directly provide for compensation to the Company its services as the managing member, but the U.S. Subsidiary will reimburse the Company for all ordinary, necessary and direct expenses incurred when carrying out business for the U.S. Subsidiary. Although the terms of outstanding indebtedness restrict the U.S. Subsidiary’s near-term ability to make distributions, as a member of the U.S. Subsidiary, Mr. Jansen is generally entitled to pro rata participation in distributions subject to any capital account balances or other terms of the LLC Agreement. The text of the LLC Agreement was filed as Exhibit 10.4 to the Company’s current report on Form 8-K filed with the SEC on February 26, 2024.

Related Person Transaction Approval Policy

The SEC has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. The Company receives an informational questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related-party transactions. The Audit Committee reviews each related-party transaction to determine that it is fair and reasonable to the Company, and that the price and other terms included in any transaction are comparable to the terms that would be included in an arms-length transaction between the Company and an unrelated third party.

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OTHER MATTERS

Management of the Company knows of no matters other than the foregoing to be properly brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals by Stockholders (other than director nominations) that are submitted for inclusion in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws. To be timely, such proposals must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary on or before February 3, 2025. If the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after the anniversary of the 2024 Annual Meeting of Stockholders, then such notice will instead be timely only if delivered within a reasonable time before the Company begins to print and send its proxy materials.

If a Stockholder intends to propose an item of business to be considered at an annual meeting of Stockholders, but not have it included in the Company’s proxy statement, or if the Stockholder intends to nominate a person for election as a director at an annual meeting of Stockholders, then the Stockholder must provide timely written notice of such proposal or nomination to the Company’s Secretary. To be timely under our Bylaws, such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary not less than sixty days nor more than ninety days prior to a meeting date corresponding to the previous year’s annual meeting of Stockholders. For the Company’s 2025 Annual Meeting of Stockholders, such notice must be given between April 17, 2025 and May 17, 2025 and must comply with all applicable statutes and regulations, as well as provide all information required pursuant to the Company’s Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than May 27, 2025.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain Stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each Stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the notice of internet availability or proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

22

ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, accompanies the delivery of this proxy statement and a copy of such annual report, as filed with the SEC, is also available on the SEC’s website, www.sec.gov, and our corporate website, www.lendway.com. In addition, a copy of the Annual Report on Form 10-K, may be sent to any Stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Lendway, Inc., 5000 West 36th Street, Suite 220, Minneapolis, MN 55416.

By Order of the Board of Directors Randy Uglem President, Chief Executive Officer

Whether or not you plan to attend the meeting, vote your shares over the Internet or by telephone by following the instructions on the proxy notice, or, if the proxy materials were mailed to you, by completing, signing, dating and mailing the enclosed proxy card promptly in the envelope provided with the proxy card.

23

Lendway, Inc.
5000 West 36th Street, Ste 220
Minneapolis, MN 55416

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/15/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/15/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all of the following Nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Mary H. Herfurth   02 Chad B. Johnson   03 Mark R. Jundt   04 Matthew R. Kelly   05 Daniel C. Philp
06 Nicholas J. Swenson

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To approve, by non-binding vote, the compensation paid to our named executive officers.	☐	☐	☐
3	To ratify the appointment of Boulay PLLP as our independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

0000647780_1 R1.0.0.6

LENDWAY, INC.
Annual Meeting of Stockholders
July 16, 2024 9:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Randy D. Uglem and Elizabeth E. McShane, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LENDWAY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of shareholders to be held at 09:00 AM, CDT on July 16, 2024, at 5000 West 36th Street, Minneapolis, Minnesota 55416, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The votes entitled to be cast by a proxy will be cast in the discretion of such proxy on any other manner that may properly come before the meeting or any adjuournment or postponement thereof.

0000647780_2 R1.0.0.6

Continued and to be signed on reverse side